UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): April 11, 2016 Crossroads Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15331	74-2846643
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 North MoPac Expressway #150, Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 928-7335

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2016, Crossroads Systems, Inc. (the “Company”) filed a preliminary proxy statement for the 2016 annual meeting of stockholders (the “Annual Meeting”), announcing that Jeffrey E. Eberwein, the Company’s Chairman of the Board, has determined not to stand for re-election at the end of his term. Hannah M. Bible, the director of operations and in-house counsel of Lone Star Value Management, LLC, of which Mr. Eberwein is Chief Executive Officer and founder, has been nominated by the Company’s Board of Directors (the “Board”) for election as a director at the upcoming Annual Meeting to fill the vacancy created by Mr. Eberwein’s determination. Mr. Eberwein will continue his involvement with the Company and has been granted observer status with the Board following the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Dated: April 11, 2016	By:	/s/ Richard K. Coleman, Jr.
		Name:	Richard K. Coleman, Jr.
		Title:	President and Chief Executive Officer